EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                  VANGUARD TRUSTEES' EQUITY FUND--U.S. PORTFOLIO


   1. Average Annual Total Return (As of December 31, 1997)
           P (1 + T)n = ERV

   Where:       P    =   a hypothetical initial payment of $1,000
                T    =   average annual total return
                N    =   number of years
              ERV    =   ending redeemable value at the end of the period

       EXAMPLE:
       One Year
                P    =   $1,000

                T    =   +29.48%
                N    =   1
              ERV    =   $1,294.80

       Five Year
                P    =   $1,000

                T    =   +18.70%
                N    =   5
              ERV    =   $2,356.82

       Ten Year
                P    =   $1,000

                T    =   +15.58%
                N    =   10
              ERV    =   $4,253.33


   2. YIELD (30 Days Ended December 31, 1997)


                      a - b
         Yield = 2[(---------+ 1)(6) - 1]
                      c x d
       Where:   a    =   dividends and interest paid during the period
                b    =   expense dollars during the period (net of
                         reimbursements)
                c    =   the average daily number of shares outstanding during
                         the period
                d    =   the maximum offering price per share on the last day
                         of the period

       Example: a    =   $215,313.85
                B    =   $57,537.54
                c    =   4,653,318.90
                d    =   $36.82
            Yield    =   1.11%

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                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

             VANGUARD TRUSTEES' EQUITY FUND--INTERNATIONAL
                               VALUE PORTFOLIO

   1. Average Annual Total Return (As of December 31, 1997)
           P (1 + T)n = ERV

        Where:  P    =   a hypothetical initial payment of $1,000
                T    =   average annual total return
                N    =   number of years
              ERV    =   ending redeemable value at the end of the period
       EXAMPLE:
       One Year
                P    =   $1,000

                T    =   -.58%
                N    =   1
              ERV    =   $954.19
       Five Year
                P    =   $1,000

                T    =   +.63%
                N    =   5

              ERV    =   $1,583.86
        Ten Year
                P    =   $1,000

                T    =   +.63%
                N    =   10

              ERV    =   $2,086.95